UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 9, 2025

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 24, 2025, Adverum Biotechnologies, Inc., a Delaware corporation (“Adverum” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 24, 2025, by and among the Company, Eli Lilly and Company, an Indiana corporation (“Parent”), and Flying Tigers Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, on November 7, 2025, Purchaser commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”) in exchange for (i) $3.56 per Share, net to the stockholder in cash, without interest (the “Closing Amount”) and less any applicable tax withholding, plus (ii) one non-tradable contingent value right (each, a “CVR”), which represents the contractual right to receive up to two contingent cash payments of up to an aggregate of $8.91 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of both specified milestones in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”), dated as of December 9, 2025, by and among Parent, Purchaser, Computershare Inc. and Computershare Trust Company, N.A. (the Closing Amount plus one CVR, collectively, the “Offer Price”).

The Offer and related withdrawal rights expired, as scheduled, one minute past 11:59 p.m., Eastern Time, on December 8, 2025 (such date and time, the “Expiration Time”). Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Purchaser that, as of the Expiration Time, 16,493,335 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 64% of the issued and outstanding Shares as of the Expiration Time. Accordingly, the Minimum Tender Condition (as defined in the Merger Agreement) has been satisfied. As the Minimum Tender Condition and each of the other conditions to the Offer were satisfied, on December 9, 2025, Parent and Purchaser accepted for payment the Shares that were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time. Parent has transmitted payment for such Shares to the Depositary and Paying Agent, which will disburse the Cash Consideration to tendering Company stockholders whose Shares have been accepted for payment in accordance with the terms of the Offer.

Following the consummation of the Offer, and subject to the terms and conditions of the Merger Agreement, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and without a meeting or a vote of the Company’s stockholders, on December 9, 2025, Purchaser was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and becoming a direct wholly-owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders thereof, each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the treasury of the Company or owned by the Company, (ii) Shares owned by Parent, Purchaser or any direct or indirect wholly owned subsidiary of Parent or Purchaser or (iii) Shares held by stockholders who were entitled to demand and properly exercised and perfected their respective demands for appraisal for such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”)) was automatically cancelled and converted into the right to receive the Offer Price, without interest, from Purchaser, less any applicable tax withholding.

In addition, pursuant to the Merger Agreement, at the Effective Time:

•

each option to purchase Shares granted under a Company Equity Plan (as defined in the Merger Agreement) (each, a “Company Stock Option”), with a per share exercise price less than the Closing Amount, that was outstanding immediately prior to the Effective Time, whether or not vested (each such option, a “Company Cash-Out Stock Option”), was cancelled and converted into the right to receive (i) an amount in cash, without interest and less any applicable tax withholdings, equal to the product of (x) the total number of Shares subject to such Company Cash-Out Stock Option immediately prior to the Effective Time multiplied by (y) the excess of the Closing Amount over the applicable exercise price per Share under such Company Cash-Out Stock Option and (ii) one CVR for each Share subject to such Company Cash-Out Stock Option immediately prior to the Effective Time (without regard to vesting);

•

each Company Stock Option with an exercise price equal to or greater than the Closing Amount that was outstanding immediately prior to the Effective Time (each such Company Stock Option, an “Out-of-the-Money Option”), to the extent not vested, became fully vested as of prior to the Effective Time, and the holders of Out-of-the-Money Options were permitted to exercise such options prior to the Effective Time on a basis that allowed such holders to participate in the Merger, as holders of Shares, with respect to any Shares acquired under such Out-of-the-Money Options. Any Out-of-the-Money Options that remained outstanding and unexercised as of the Effective Time were cancelled for no consideration at the Effective Time;

•

each restricted stock unit granted under a Company Equity Plan that was subject solely to time-based vesting (each, a “Company RSU”) that was outstanding and unvested immediately prior to the Effective Time was cancelled and in exchange for such cancellation, the holder of such cancelled Company RSU received (i) an amount in cash, without interest and less any applicable tax withholdings, equal to the product of (x) the total number of Shares subject to such Company RSU immediately prior to the Effective Time, multiplied by (y) the Closing Amount and (ii) one CVR for each share of Company Common Stock subject to such Company RSU immediately prior to the Effective Time (without regard to vesting);

•

each restricted stock unit granted under a Company Equity Plan that was subject solely to performance-based vesting (each, a “Company PSU”) that was outstanding and unvested immediately prior to the Effective Time was cancelled and in exchange for such cancellation, the holder of such cancelled Company PSU received (i) an amount in cash, without interest and less any applicable tax withholdings, equal to the product of (x) the total number of Shares subject to such Company PSU immediately prior to the Effective Time, multiplied by (y) the Closing Amount and (ii) one CVR for each share of Company Common Stock subject to such Company PSU immediately prior to the Effective Time (without regard to vesting); and

•	each Company Equity Plan and award agreement thereunder was terminated.

As previously disclosed, in early September 2025, the Compensation Committee of the Company’s board of directors approved the grant of Company PSUs to employees and a consultant, effective following the public announcement of the earlier of a significant out-licensing transaction or a change of control of the Company. Accordingly, in connection with and following the consummation of the Merger, Company PSU grants covering a total of 1,959,880 shares of Company Common Stock became effective and were treated in accordance with the terms set out in the Merger Agreement, as described in the fourth bullet above.

Prior to the Expiration Time, there was no issued and outstanding warrant to purchase Shares, as specified in the Merger Agreement (the “Warrants”). All Warrants had been exercised in accordance with the terms thereunder and converted into Shares prior to the Expiration Time.

The foregoing description of the Offer, the Merger and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 24, 2025 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

As described in the Introductory Note above, on December 9, 2025, Purchaser irrevocably accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time. On December 9, 2025, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required. Upon the consummation of the Merger, the Company became a direct wholly owned subsidiary of Parent.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 9, 2025, the Company (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (x) suspend trading of and delist the Shares and (y) file with the SEC a Form 25, Notification of Removal from Listing and/or Registration, to delist all Shares from Nasdaq and deregister such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the consummation of the Merger in accordance with Section 251(h) of the DGCL on December 9, 2025, a change in control of the Company occurred. At the Effective Time, the Company became a direct wholly-owned subsidiary of Parent. The Cash Consideration was funded through Parent’s cash on hand and/or borrowings at prevailing market interest rates under Parent’s commercial paper program.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In accordance with the terms of the Merger Agreement, at the Effective Time (i) each of Laurent Fischer, Patrick Machado, Soo Hong, Szilard Kiss, Mark Lupher, C. David Nicholson, James Scopa, Dawn Svoronos, Reed Tuckson and Scott Whitcup resigned from his or her respective position as a member of the Company’s board of directors, including from any and all committees thereof, and (ii) Christopher Anderson, Jonathan R. Haug and Sherry D. Davis, each a director of Purchaser immediately prior to the Effective Time, became directors of the Company.

Effective immediately following completion of the Merger, all of the incumbent officers of the Company, as of immediately prior to the Effective Time, were removed as officers of the Company. Following the Effective Time, the officers of the Company are as follows: Jonathan R. Haug as President, Christopher Anderson as Secretary, Steffanie Lim-Ho as Treasurer, Katie Lodato as Assistant Treasurer and Jonathan Groff as Assistant Secretary. Biographical and other information with respect to Christopher Anderson, Jonathan R. Haug, Sherry D. Davis, Steffanie Lim-Ho, Katie Lodato and Jonathan Groff is set forth in Schedule I to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent on November 7, 2025 and is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the Company’s sixth amended and restated certificate of incorporation and second amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 24, 2025, by and among Eli Lilly and Company, Ridgeway Acquisition Corporation and Adverum Biotechnologies, Inc. (incorporated by reference to Exhibit 2.1 to Adverum Biotechnologies, Inc.’s Current Report on Form 8-K filed with the SEC on October 24, 2025).

3.1**	Sixth Amended and Restated Certificate of Incorporation of Adverum Biotechnologies, Inc.

3.2**	Second Amended and Restated Bylaws of Adverum Biotechnologies, Inc.

104	The cover page of this report has been formatted in Inline XBRL.

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

**	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: December 9, 2025	By:	/s/ Jonathan Haug
Jonathan Haug
President